UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2007

Hines Real Estate Investment Trust, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 16, 2007, Hines REIT Properties, L.P. (the "Operating Partnership"), a subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company"), acquired JPMorgan Chase Tower ("Chase Tower"), a 55-story office building located in the uptown submarket of Dallas, Texas. The seller, 2200 Ross, L.P., is not affiliated with Hines REIT or its affiliates. The building was constructed in 1987 and consists of 1,296,407 square feet of rentable area that is approximately 92% leased. JP Morgan Chase, a financial services firm, leases 210,707 square feet or approximately 16% of the building’s rentable area, under a lease that expires in September 2022. Locke Lord Bissell & Liddell LLP, a law firm, leases 207,833 square feet or approximately 16% of the building’s rentable area, under a lease that expires in December 2015. Deloitte & Touche LLP, a public accounting firm, leases 154,476 square feet or approximately 12% of the building’s rentable area, under a lease that expires in June 2012. Fulbright & Jaworski, a law firm, leases 146,064 square feet or approximately 11% of the building’s rentable area, under a lease that expires in December 2016. The remaining lease space is leased to 31 tenants, none of which leases more than 10% of the building’s rentable area.

The contract purchase price for Chase Tower was approximately $290.0 million, exclusive of transaction costs, financing fees and working capital reserves.

In connection with the acquisition of this property, Hines REIT expects to pay its advisor, Hines Advisors Limited Partnership, an affiliate of Hines Interests Limited Partnership ("Hines"), approximately $1.4 million in cash acquisition fees. Likewise, the profits interest in the Operating Partnership owned by an affiliate of Hines will increase as a result of the acquisition.

Item 7.01 Regulation FD Disclosure.

On November 20, 2007, Hines issued a press release relating to Hines REIT's acquisition of Tower A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Property Acquired. To be filed by amendment. The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than January 26, 2008.

(d) Exhibits-

Press Release of Hines dated November 20, 2007

Agreement of Purchase and Sale, dated October 16, 2007, between 2200 Ross, L.P., and Hines REIT 2200 Ross Avenue, L.P., (filed as exhibit 10.84 to Post-Effective Amendment No. 6 to the Company's Registration Statement on October 16, 2007, and incorporated by reference herein).

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11, its Annual Report on Form 10-K, and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

November 20, 2007                                                                           By:          /s/ FRANK R, APOLLO
  Frank R. Appollo
      Chief Accounting Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Agreement of Purchase and Sale, dated October 16, 2007, between 2200 Ross, L.P., and Hines REIT 2200 Ross Avenue, L.P., (filed as exhibit 10.84 to Post-Effective Amendment No. 6 to the Company's Registration Statement on October 16, 2007, and incorporated by reference herein).

99.1	Press Release of Hines dated November 20, 2007